UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

INTERNATIONAL GAME TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of Principal Executive Offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of International Game Technology (the “Company”), held on March 1, 2011, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved (i) amendments to the Company’s 2002 Stock Incentive Plan (as amended, the “SIP”), including an amendment to increase the aggregate number of shares authorized for issuance under the SIP by 20,000,000 shares and an amendment to change the treatment of any “full-value award” granted under the SIP such that shares issued in respect of any “full-value award” granted under the SIP are counted against the share limit  as two shares for every one share actually  issued in connection with the award, and (ii) an amendment to the Company’s Employee Stock Purchase Plan (as amended, the “ESPP”) to increase the aggregate share limit that may be delivered pursuant to options granted under the plan by an additional 1,000,000 shares.

A brief summary of each of the SIP and the ESPP is included as part of Proposal 2 and Proposal 3, respectively, in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 18, 2011. The summaries of the SIP and the ESPP contained in the definitive proxy statement are qualified by and subject to the full text of the SIP and the ESPP, which are attached and filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter voted upon at the 2011 Annual Meeting, as well as the number of votes cast for or against each matter (or, in the case of Proposal 5, the frequency of "every year," "every two years, " and "every three years") and the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Election of Directors

The eight individuals listed below were elected at the 2011 Annual Meeting to serve a one-year term on the Company’s Board.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Paget L. Alves	208,950,873	8,483,853	35,169,729
Janice Chaffin	212,963,937	4,470,789	35,169,729
Greg Creed	209,329,189	8,105,537	35,169,729
Patti S. Hart	213,479,992	3,954,734	35,169,729
Robert J. Miller	211,894,188	5,540,538	35,169,729
David E. Roberson	192,222,027	25,212,699	35,169,729
Vincent L. Sadusky	208,305,614	9,129,112	35,169,729
Philip G. Satre	213,580,886	3,853,840	35,169,729

Proposal 2. Amendments to the Company’s 2002 Stock Incentive Plan

Proposal 2 was a management proposal to amend the Company’s SIP, as described above.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,076,860	64,149,802	208,064	35,169,729

Proposal 3. Amendment to the Company’s Employee Stock Purchase Plan

Proposal 3 was a management proposal to amend the Company’s ESPP, as described above.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
210,679,675	6,494,847	260,204	35,169,729

Proposal 4.  Advisory (Non-Binding) Vote on the Compensation of Named Executive Officers

Proposal 4 was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers as described in the Company's proxy statement for the 2011 Annual Meeting.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
177,856,345	37,902,513	1,675,868	35,169,729

Proposal 5.  Advisory (Non-Binding) Vote on the Frequency of the Advisory Vote on the Compensation of Named Executive Officers

Proposal 5 was a management proposal to hold an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.  The frequency of “Every Year” was approved.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
182,450,226	591,998	32,415,024	1,977,478	35,169,729

With respect to the frequency with which the Company will hold an advisory vote on the compensation of the Company’s named executive officers, the Board will take these voting results into consideration in determining how frequently to hold an advisory vote on the compensation of the Company’s named executive officers and will report such determination in an amendment to this Current Report on Form 8-K within 150 days after the date of the 2011 Annual Meeting.

Proposal 6. Ratification of appointment of PricewaterhouseCoopers LLP (the “PwC”) as the Company’s independent registered public accounting firm the fiscal year ending September 30, 2011

Proposal 6 was a management proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2011.  This proposal was approved.

Votes For	Votes Against	Abstentions
249,318,158	2,926,783	359,514

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	International Game Technology 2002 Stock Incentive Plan, as amended January 11, 2011.

10.2	International Game Technology Employee Stock Purchase Plan (Amended and Restated Effective as of January 11, 2011).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: March 4, 2011	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton
Vice President, Corporate Law Department
and Assistant Secretary

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